                                CONFORMED COPY



                           REVOLVING CREDIT FACILITY



                           DATED 15th December 1995

                                 $300,000,000

                                    BETWEEN

                                   GAMBRO AB
                                as the Parent,


                                  ARRANGED BY

                          BNP CAPITAL MARKETS LIMITED
                                  as Arranger

                                      and

                                   THE BANKS

                                      and

                           BANQUE NATIONALE DE PARIS
                                   as Agent


                                 ALLEN & OVERY
                                    London

                                     INDEX

Clause                                                                  Page No.

1.    Interpretation.......................................................  1
2.    Commitments and nature of obligations................................ 10
3.    Purpose.............................................................. 12
4.    Conditions precedent................................................. 12
5.    Drawdown............................................................. 12
6.    Repayment............................................................ 13
7.    Prepayment and cancellation.......................................... 13
8.    Interest periods..................................................... 14
9.    Interest............................................................. 16
10.   Selection of optional currencies..................................... 17
11.   Amount of optional currencies........................................ 18
12.   Payments............................................................. 20
13.   Taxes................................................................ 22
14.   Market disruption.................................................... 24
15.   increased costs...................................................... 25
16.   Illegality........................................................... 27
17.   Mitigation........................................................... 27
18.   Guarantee............................................................ 27
19.   Representations and warranties....................................... 30
20.   Undertakings......................................................... 32
21.   Default.............................................................. 37
22.   The agent and the arranger........................................... 43
23.   Fees................................................................. 45
24.   Expenses............................................................. 46
25.   Stamp duties......................................................... 46
26.   Indemnities.......................................................... 46
27.   Evidence and calculations............................................ 48
28.   Amendments and waivers............................................... 48
29.   Changes to the parties............................................... 49
30.   Disclosure of information............................................ 51
31.   Set-off.............................................................. 52
32.   Pro rata sharing..................................................... 52
33.   Severability......................................................... 53
34.   Counterparts......................................................... 53
35.   Notices.............................................................. 53
36.   Language............................................................. 55
37.   Jurisdiction......................................................... 55
38.   Governing law........................................................ 56

SCHEDULES

1 -  Banks and Commitments................................................. 57

2 -  Conditions Precedent Documents........................................ 58

3 -  Calculation of the MLA Cost........................................... 60

4 -  Form of Request....................................................... 62

5 -  Form of Novation Certificate.......................................... 63

6 -  Form of Deed of Accession............................................. 65

7 -  Approved Additional Borrowers......................................... 67

            THIS FACILITY AGREEMENT is dated 15th December 1995 between:

            (1) GAMBRO AB (the "Parent");

            (2) BNP CAPITAL MARKETS LIMITED as Arranger (in this capacity the "Arranger");

            (3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "Banks"); and

            (4) BANQUE NATIONALE DE PARIS as agent (in this capacity the
      "Agent").

            IT IS AGREED as follows:

            1.    INTERPRETATION

            1.1   Definitions

            In this Agreement:

            "Additional Borrower" means any entity that becomes an additional borrower by virtue of Clauses 2.4 and 2.5.

            "Affiliate" means a subsidiary or a holding company (in each case, as defined in Section 736 of the Companies Act 1985 of England and Wales) of a Bank or any other subsidiary of that holding company.

            "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with U.S. Dollars at or about 11.00 a.m. on a particular day.

            "Agreed Optional Currencies" means Deutschmarks, Dutch Guilders, French Francs, Swiss Francs, Sterling and Yen.

            "Applicable Margin" means 0.20 per cent. per annum from the date hereof to the fifth anniversary of the date hereof and 0.225 per cent. per annum thereafter.

            "Borrowers" means the Parent and/or any Additional Borrower and, in relation to any Loan, means the Borrower to whom that Loan is, or is to be, made (each a "Borrower").

            "Borrower's Agent" means the Parent or such other person from time to time nominated by the Borrowers to act on behalf of the Borrowers in relation hereto and approved for such purpose by the Agent (whose approval shall not be unreasonably withheld).

            "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business in:

            (a)   London and Paris;

            (b) (in relation to a transaction involving any payments in Dollars) New York; and

            (c) (in relation to a transaction involving any payment in an Optional Currency) the principal financial center of the country of that Optional Currency.

            "COBE" means COBE Laboratories, Inc.

            "Commitment Period" means, theamount in Dollars set opposite the name of a Bank in Schedule 1 to the extent not cancelled or reduced under this Agreement

            "Commitment Period" means the period from the date of this Agreement until the Final Repayment Date (inclusive).

            "Consolidated Total Assets" means the total tangible assets of the Group (excluding recorded goodwill but including all intellectual property rights) as shown in its latest audited consolidated accounts.

            "Deed of Accession" means a Deed of Accession in relation to an Additional Borrower entered into pursuant to Clause 2.4.

            "Default" means an Event of Default or an event which, with the giving of notice under this Agreement, lapse of time specified in this Agreement (or in the case of a grace period contained in any other document which is referred to herein, specified in that document), determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

            "Deutschmarks" means the lawful currency for the time being of the Federal Republic of Germany.

            "Disclosure Letter" means a letter delivered by the Parent to the Agent prior to the date hereof relating to Clause 19 (Representations and Warranties).

            "Dollars" or "$" means the lawful currency for the time being of the United States of America.

            "Drawdown Date" means the date of the advance of a Loan.

            "Dutch Guilders" means the lawful currency for the time being of The Netherlands.

            "EIBOR" means, in relation to a Loan denominated in Sterling:

            (a) the rate per annum of the offered quotation for deposits in Sterling for a period comparable to the relevant Interest Period which appears on Telerate Page 3750 at or about 11:00 a.m. on the Rate Fixing Day; or

                  (b) if no such offered quotation appears on Telerate Page 3750 at or about such time, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the offered quotations for deposits in Sterling for a period comparable to the relevant Interest Period which appears on the Reuters Screen LIBP at or about 11:00 a.m. on the Rate Fixing Day; or

                  (c) if no such offered quotation appears on the Telerate Page
            3750 and one only or no such offered quotation appears on the LIBP Page of the Reuters Screen at or about 11:00 a.m. on the Rate Fixing Day (or if there is no LIBP Page on the Reuters Screen) or the Agent determines, on the instruction of a Bank, that the rate determined in accordance with paragraphs (a) and (b) above is not available for deposits in Sterling domiciled outside the United Kingdom, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the per annum rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks at or about 11:00 a.m. on the Rate Fixing Day for the offering of deposits in Sterling domiciled outside the United Kingdom in an amount comparable to its participation in that Loan and for a period equal to the relevant Interest Period.

                  For the purposes of this definition, "Telerate Page 3750" means the display designated as "Page 3750", on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Sterling deposits).

            "Event of Default" means an event specified as such in Clause 21.1 (Events of Default).

            "Facility" means the revolving credit facility referred to in Clause
      2.1 (Statement of Commitments).

            "Facility Office" means the office(s) notified by a Bank to the Agent

            (a)   on or before the date it becomes a Bank; or

            (b)   by not less than five Business Days' notice,

      as the office(s) through which it will perform all or any of its obligations under this Agreement.

            "Fee Letters" means the two letters both dated the date of this Agreement between the Agent or the Arranger and the Parent setting out the amount of various fees referred to in Clause 23 (Fees).

            "Final Repayment Date" means the seventh anniversary of the date of this Agreement.

            "Finance Document" means this Agreement, the Fee Letters, any Deed of Accession or any other document designated as such by the Agent and the Borrowers' Agent.

            "Finance Party" means the Arranger, a Bank or the Agent.

            "Financial Indebtedness" means (without double counting) any indebtedness in respect of:

                  (a) moneys borrowed and debit balances at banks and other
            financial institutions;

                  (b) any debenture, bond, note, loan stock or other security;

                  (c) any acceptance credit;

                  (d) receivables sold or discounted to the extent that there is recourse to the seller for non-payment by the relevant debtor;

                  (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance and the deferral is for a period in excess of 180 days (and, for the avoidance of doubt, this paragraph (e) shall not include trade debt);

                  (f) leases (in relation to real estate, plant and machinery or equipment), if and to the extent that the lessee is required under standard accounting practices or principles applicable to it to account for the value of the lease as an asset and the lease payments as liability;

                  (g) currency swap or interest swap, cap or collar arrangements or any derivative instruments relating to such arrangements so far as it constitutes the aggregate net debt position in relation thereto; and

                  (h) any guarantee, indemnity or similar legally binding
            assurance against financial loss of any person in each case in respect of any of the types of obligation referred to in paragraphs
            (a) - (g) above.

            "French Francs" means the lawful currency for the time being of France.

            "Group" means the Parent and its Subsidiaries.

            "Interest Period" means each period determined in accordance with Clause 8 (Interest Periods).

            "LIBOR" means, in relation to a Loan denominated in a currency other than Sterling:

                  (a) the rate per annum of the offered quotation for deposits in the currency of that Loan for a period comparable to the relevant Interest Period which appears on Telerate Page 3750 or Telerate Page 3740, as the case may be, at or about 11.00 a.m. on the Rate Fixing Day; or

                  (b) if no such offered quotation appears on Telerate Page 3750 or Telerate Page 3740, as the case may be, at or about such time, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the offered quotations for deposits in the currency of that Loan for a period comparable to the relevant Interest Period which appears on the Reuters Screen LIBO (in the case of Dollars) or the relevant page (if any) for any other currency at or about 11.00 a.m. on the Rate Fixing Day; or

                  (c) if no such offered quotation appears on the Telerate Page
            3750 or Telerate Page 3740, as the case may be, or one only or no such offered quotation appears on the relevant Page of the Reuters Screen at or about 11:00 a.m. on the Rate Fixing Day (or if there is no relevant Page on the Reuters Screen), the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the per annum rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan in an amount comparable to its or its Affiliate's participation in that Loan and for a period equal to the relevant Interest Period.

                  For the purposes of this definition, "Telerate Page 3750"
            means the display designated as "Page 3750", and "Telerate Page 3740" means the display designated as "Page 3740", on the Telerate Service (or such other page as may replace Page 3750 or Page 3740, as the case may be, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the relevant currency).

            "Loan" means, subject to Clauses 8 (Interest Periods) and 11 (Amount of Optional Currencies), the principal amount of each borrowing by the Borrowers under this Agreement or the principal amount outstanding of that borrowing.

            "Majority Banks" means, at any time, Banks:-

                  (a) whose participations in the Loans then outstanding
            aggregate over 50 per cent. of all the Loans then outstanding; or

                  (b) if there are no Loans then outstanding, whose Commitments then aggregate over 50 per cent. of the Total Commitments; or

                  (c) if there are no Loans then outstanding and the Total
            Commitments have been reduced to nil, whose Commitments aggregated over 50 per cent. of the Total Commitments immediately before the reduction.

            "Material Subsidiary" means, at any time:

                  (a) a member of the Group (i) whose total assets as shown in its latest audited accounts (consolidated if it itself has Subsidiaries) exceed ten percent of Consolidated Total Assets at that time; and/or (ii) whose turnover as shown in its latest audited accounts (consolidated if it itself has Subsidiaries) exceeds ten percent of the turnover of the Group as shown in the Parent's latest audited consolidated accounts adjusted to reflect the turnover of any company which has since become or ceased to be a member of the Group; and/or

                  (b) any other Subsidiary designated as a Material Subsidiary by the Parent (until such time as the Parent notifies the Agent in writing that such Subsidiary shall no longer be a Material Subsidiary).

                  PROVIDED THAT if, at any time, either

                  (i) the aggregate of the total assets of all the Material Subsidiaries at that time is not at least 75 per cent. of Consolidated Total Assets; or

                  (ii) the aggregate turnover of all the Material Subsidiaries as shown in their latest audited accounts is not at least 75 per cent. of the turnover of the Group as shown in the Parent's latest audited consolidated accounts adjusted as aforesaid, then every member of the Group shall be a Material Subsidiary.

            "MLA Cost" means the cost imputed to a Bank whose Facility Office is in the United Kingdom of the compliance with the Mandatory Liquid Assets requirements of the Bank of England during an Interest Period for a Loan maintained in Sterling, expressed as a rate per annum and determined in accordance with Schedule 3.

            "Novation Certificate" has the meaning given to it in Clause 29.3 (Procedure for novations).

            "Obligor" means the Parent or any Borrower.

            "Optional Currency" means the Agreed Optional Currencies and any other currency with the exception of Dollars.

            "Original Dollar Amount" in relation to a Loan, means:-

                  (a) if that Loan is denominated in Dollars, the amount of that
            Loan; or

                  (b) if that Loan is denominated in an Optional Currency, the equivalent in Dollars of the amount of that Loan if it had first been drawn down and had remained denominated in Dollars.

            "Original Group Accounts" means the audited consolidated accounts of the Group for the year ended December, 1994 and the unaudited consolidated income statements of the Group for the six months ended 30th June, 1995.

            "Party" means a party to this Agreement.

            "Rate Fixing Day" means the second Business Day before the first day of an Interest Period for a Loan.

            "Reference Banks" means, subject to Clause 29.4 (Reference Banks), the principal London offices of Banque Nationale de Paris, Enskilda, Skandinaviska Enskilda Banken AB (publ), Commerzbank Aktiengesellschaft and Union Bank of Switzerland.

            "REN" means REN Corporation - USA.

            "Request" means a request made by the Borrower for a Loan, substantially in the form of Schedule 4.

            "Security Interest" means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

            "Sterling" means the lawful currency for the time being of the United Kingdom.

            "Subsidiary" means a subsidiary within the meaning of the Swedish Companies Act (1975:1385).

            "Swiss Francs" means the lawful currency for the time being of Switzerland.

            "Tax on Overall Net Income" of a Bank shall be construed as a reference to tax (other than tax deducted or withheld from any amounts paid or payable hereunder)imposed on that Bank by the jurisdiction under the laws of which it has been incorporated or in which its Facility Office is located on (1) the net income, profits or gains of the Bank worldwide or (2) such of the net income, profits or gains of that Bank as are considered to arise in or to relate to or are taxable in that jurisdiction.

            "Total Commitments" means, the aggregate for the time being of the Commitments, being $300,000,000 at the date of the Agreement.

            "Yen" means the lawful currency for the time being of Japan.

            "1993 Agreement" means the Revolving Credit Facility Agreement dated 11th May 1993 between the Parent, and the Finance Parties (as defined therein).

            "1994 Agreement" means the Revolving Credit and Term Loan Facility Agreement dated 30th November 1994 between the Parent and the Finance Parties (as defined therein).

            1.2   Construction

            (a) In this Agreement, unless the contrary intention appears, a reference to:

            (i) "assets" includes properties, revenues and rights of every description;

                  an "authorisation" includes an authorisation, consent, approval, resolution, license, exemption, filing and registration;

                  a "month" or a period of "months" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the relevant later calendar month, except that if there is no numerically corresponding day in that later month, that period shall end on the last Business Day in that calendar month;

                  a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not, being of a kind with which it is customary for companies within the relevant industry to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

            (ii) a provision of law is a reference to that provision as amended or re-enacted;

            (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

            (iv) a person includes its successors and permitted transferees and assigns;

            (v) a Finance Document or another document is a reference to that Finance Document or other document as amended, novated or supplemented; and

            (vi) a time of day is a reference to London time.

            (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

            (c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

            (d) Words importing the singular shall include the plural and vice versa.

            2.    COMMITMENTS AND NATURE OF OBLIGATIONS

            2.1   Statement of Commitments

            Subject to the terms of this Agreement, the Banks grant to the Borrowers a committed multicurrency revolving advance facility under which the Banks shall, when requested, make to Borrowers during the Commitment Period Loans in Dollars or an Optional Currency up to an aggregate Original Dollar Amount not exceeding, at any time, the Total Commitments at that time. No Bank is obliged to lend more than its Commitment (save as provided in Clause 11.3(c) (Same Optional Currency).)

            2.2   Obligations several

            The obligations of each Bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other party hereto of any of its obligations hereunder. No Bank shall be responsible for the obligations of any other Bank hereunder.

            2.3   Rights several

            The obligations of the Borrower towards the Agent and the Banks hereunder are given to each of them as separate and independent rights. Each Bank may, except as otherwise stated in this Agreement, separately enforce its rights hereunder.

            2.4   Additional Borrowers

            The Borrowers' Agent may, with the prior written consent of the Majority Banks, at any time during the term of this Agreement, notify the Agent that one of the Parent's Subsidiaries incorporated in Sweden, the United States of America or Germany (or elsewhere, with the consent of all the Banks) is to be designated as an Additional Borrower guaranteed by the Parent. Such notice shall be in writing and signed on behalf of the Borrowers' Agent and on behalf of the Subsidiary concerned and shall take effect in accordance with its terms provided that:

            (a) the Additional Borrower enters into a Deed of Accession with the Agent on behalf of the Banks in the form of Schedule 6 together with such amendments as the Agent, acting in accordance with the directions of the Majority Banks, may reasonably require; and

            (b) the Additional Borrower, before entering into such a deed of Accession, has fulfilled all appropriate conditions precedent as notified to the Borrowers' Agent in the Banks' written consent to the satisfaction of the Agent or as otherwise agreed by the Banks.

            2.5   Approved Additional Borrowers

            The Subsidiaries listed in Schedule 7 shall (subject to subparagraphs (a) and (b) of Clause 2.4 (Additional Borrowers)) be deemed to be approved by all the Banks as Additional Borrowers.

            2.6   Borrowers' Agent

            Each Borrower by its execution of this Agreement or, as the case may be, of a Deed of Accession irrevocably authorises the Borrowers' Agent to give all notices and instructions and make such agreements expressed to be capable of being given or made by the Borrowers herein notwithstanding that they may affect such Borrower without further reference to or the consent of such Borrower and such Borrower shall, as regards the Agent and each Bank, be bound thereby as though such Borrower itself had agreed such change or given such notice or made such agreement.

            2.7   Choice of Facility Office

            Each Bank agrees (but without accepting any legal liability) that, when selecting the Facility Office(s) through which it will perform all or any of its obligations under this Agreement relating to an Additional Borrower, it shall use reasonable efforts to minimise the taxation and other costs for the Additional Borrower arising from such selection PROVIDED THAT such Bank shall not be required to select a particular Facility Office or to take any other steps if, in its bona fide opinion, such selection or such steps would or might have an adverse effect upon its business, operations or financial condition.

            2.8 Commitment of Union Bank of Switzerland and The Sanwa Bank, Limited.

            Notwithstanding any other provision of this Agreement the following shall be considered to be one Bank with a single Commitment for the purpose of this Agreement:

            (i) Union Bank of Switzerland, London Branch and Union de Banques Suisses (Luxembourg) S.A.; and

            (ii) The Sanwa Bank Limited, London Branch and The Sanwa Bank, Limited, Los Angeles Branch.

but Union Bank of Switzerland, London Branch and The Sanwa Bank, Limited, London Branch shall be obliged to make Loans to any Borrower (other than any Additional Borrower incorporated in the United States of America) and Union de Banques Suisses (Luxembourg) S.A. and The Sanwa Bank, Limited, Los Angeles Branch shall be obliged to make Loans to any Additional Borrower incorporated in the United States of America, in all cases subject to the terms of this Agreement.

            3.    PURPOSE

            The Borrower shall apply each Loan towards the refinancing of the 1993 Agreement and the 1994 Agreement and thereafter for general corporate purposes. Without affecting the obligations of the Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

            4.    CONDITIONS PRECEDENT

            4.1   Documentary conditions precedent

            The obligations of each Finance Party to any Obligor under this Agreement are subject to the condition precedent that the Agent has notified the parent and the Banks that it has received all of the documents set out in
Schedule 2 in form and substance satisfactory to the Agent. The Agent will give the parent such notification promptly upon receipt of such documents.

            4.2   Further conditions precedent

            The obligations of each Bank to advance any amount under Clause 5.3 (Participations) or 11 (Amount of Optional Currencies) are (unless all of the Banks otherwise agree in any particular case) subject to the further conditions precedent that on both the date of the Request (if applicable) and the date on which the relevant amount is to be advanced:

            (a) the representations and warranties in Clause 19 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the advance; and

            (b) no Default is outstanding or would result from the advance or, in the case where outstanding indebtedness of the Borrower under the 1993 Agreement and/or the 1994 Agreement is being refinanced by any Loan to be made hereunder to that Borrower, no Event of Default has occurred and is continuing.

            5.    DRAWDOWN

            5.1   Commitment

            Subject to the terms of this Agreement, Loans will be made to each Borrower at any time during the Commitment Period when requested by the Borrower. The Commitment of each Bank shall automatically be cancelled at close of business in London on the last day of the Commitment Period.

            5.2   Requests

            Whenever a Borrower desires a Loan to be made available to it, it shall give a Request in writing to the Agent, appropriately completed, to be received not later than 10.00 a.m. (London time) on the third (in the case of a Loan to be denominated in Dollars or an Agreed Optional Currency) or the fifth (in the case of a Loan to be denominated in a currency other than Dollars or an Agreed Option Currency) Business Day prior to the proposed Drawdown Date of such Loan (or such other time as the Borrower may agree with the Banks), specifying in respect of such Loan:

            (a) the proposed Drawdown Date (being a Business Day falling within the Commitment Period);

            (b) the Original Dollar Amount of such Loan which shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000;

            (c) the currency in which a Loan is to be denominated for the first Interest Period determined in accordance with Clause 10 (Selection of Optional Currencies);

            (d) the first Interest Period for such Loan determined in accordance with Clause 8 (Interest Periods);

            (e) the payment instructions in compliance with Clause 12
      (Payments).

Subject to the terms of this Agreement, each Request shall be irrevocable and the Borrower shall be bound to accept the Loan in accordance with the Request. The Agent shall promptly notify each Bank of each Request and, if the Loan is to be denominated in an Agreed Optional Currency, the Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) in accordance with Clause
11.1 (Amount of Optional Currencies - Drawdowns). No Borrower may serve a Request until the Agent has confirmed to the Borrower and the Banks that the conditions precedent set out in Clause 4.1 (Documentary conditions precedent) have been satisfied. Loans may not be in more than six currencies at any one time. Each Request must specify one Loan only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

            5.3   Participations

            Subject to the terms of this Agreement, each Bank shall on the proposed Drawdown Date make available to the Agent the amount of its participation in the Loan concerned in the proportion its Commitment bears to the Total Commitments.

            6.    REPAYMENT

            Subject to Clause 7 (Prepayment and Cancellation), the Borrower shall repay each Loan in the currency in which it is denominated in full on the Final Repayment Date.

            7.    PREPAYMENT AND CANCELLATION

            7.1   Voluntary Prepayment

            The Borrower may at any time, by giving not less than five Business Days' prior written notice to the Agent, prepay any Loan in whole or in part (but, if in part, in an integral multiple of an Original Dollar Amount of $5,000,000), such prepayment to be without premium or penalty if made on the last day of an Interest Period relative thereto but if made on a day other than the last day of an Interest Period relative thereto the Parent shall indemnify each Bank pursuant to Clause 26.2(c).

            7.2   Voluntary Cancellation

            The Borrower may, by giving not less than thirty days' prior written notice to the Agent, cancel without premium or penalty in whole or in part the undrawn amount of the Total Commitments (but, if in part, in an integral multiple of an Original Dollar Amount of $5,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

            7.3   Additional right of prepayment and cancellation

            If:-

            (a) the Borrower is required to pay to a Bank any additional amounts under Clause 13 (Taxes); or

            (b) the Borrower is required to pay to a Bank any amount under Clause 15 (Increased costs); or

            (c) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 14.4(c) (Alternative basis for outstanding Loans),

then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, whilst the circumstances continue or within thirty days after receipt of notice from that Bank or the Agent of the relevant event within paragraph (a), (b) or (c) above (whichever is the later), serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

            (i) the Borrower shall prepay that Bank's participation in all the Loans to that Borrower; and

            (ii) that Bank's undrawn Commitment in respect of that Borrower shall be cancelled.

            7.4   Miscellaneous provisions

            (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

            (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts due and payable under this Agreement (including without limitation under Clause 26.2(c)).

            (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

            (d) Any amount of any Loan prepaid under this Agreement may subsequently be reborrowed. No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

            8.    INTEREST PERIODS

            8.1   Selection

            (a) The Borrower may select an Interest Period for a Loan in either the relevant Request or, if the Loan has been borrowed, a notice received by the Agent not later than 10.00 a.m. on the third (in the case of a Loan to be denominated in Dollars or an Agreed Optional Currency during that Interest Period) or the fifth (in the case of a Loan to be denominated in a currency other than Dollars or an Agreed Optional Currency during that Interest Period) Business Day before the commencement of that Interest Period.

Each Interest Period for a Loan will commence on its Drawdown Date or the expiry of its preceding Interest Period.

            (b) Subject to the following provisions of this Clause 8 (Interest Periods), each Interest Period will be either an approved duration or an optional duration as so selected under paragraph (a) above.

            In this Clause 8 (Interest Periods):

            "approved duration" means one, three or six months; and

            "optional duration" means any period other than one, three or six months agreed by the Banks.

            (c) If the Borrower fails to select an Interest Period for an outstanding Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8 (Interest Periods), be three months.

            (d) No more than six Interest Periods of one month's duration may be selected in any calendar year.

            8.2   Selection of an optional duration

            (a) If the Borrower selects an Interest Period of an optional duration, it may also select an Interest Period of an approved duration to apply if the selection of an optional duration becomes ineffective in accordance with paragraph (b) below.

            (b)   If:-

            (i) the Borrower requests an Interest Period of an optional duration; and

            (ii) the Agent receives notice from a Bank not later than 3:00 p.m. three Business Days prior to the commencement of the Interest Period that matching deposits are not available to it in the ordinary course of business in the relevant interbank market to fund its participation in the Loan for that Interest Period, the Interest Period for that Loan shall be the alternative period so specified or, in the absence of any alternative selection and subject to the following provisions of this Clause 8, three months. In this event, the Agent shall promptly notify the Borrower and the Banks of the new Interest Period for the Loan.

            8.3   Non-Business Days

            If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

            8.4   Consolidation and splitting

            (a) The number of Interest Periods current hereunder at any time with different expiry dates shall not exceed 10.

            (b) If the number of Interest Periods current hereunder with different expiry dates reaches 10, the first Interest Period for any additional Loan must end on the same day as an existing Interest Period for another Loan for the same Borrower and both such Loan shall thereafter (if in the same currency and subject to paragraph (c) below) be consolidated.

            (c) Subject to paragraph (a) above, the Borrower may, in any Request or any notice given pursuant to Clause 8.1(a) above, split any Loan (including any consolidated Loan) into two or more Loans (provided that the Original Dollar Amount of each resulting Loan is a minimum of $5,000,000).

            8.5   No overrunning

            If an Interest Period in respect of a Loan would otherwise overrun the Final Repayment Date, it shall be shortened so that it ends on the Final Repayment Date.

            8.6   Other adjustments

            The Agent and the Borrowers' Agent may, with the consent of the Banks, enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

            8.7   Notification

            The Agent shall notify the Borrower, the Borrowers' Agent and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

            9.    INTEREST

            9.1   Interest Rate

            The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of:-

            (a)   Applicable Margin;

            (b) (i) in the case of all Loans other than a Sterling Loan, LIBOR; or

                  (ii) in the case of a Sterling Loan, EIBOR; and

            (c)   MLA Costs when applicable to such Loan.

            9.2   Due dates

            Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, at six monthly intervals during that Interest Period.

            9.3   Default interest

            (a) If an Obligor fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Agent to be one per cent. per annum above:

            (i) if the overdue amount is of principal and an Interest Period relative thereto is still current, the rate applicable to such overdue amount under Clause 9.1 (Interest rate) during such Interest Period; and

            (ii) in any other case, the rate which would have been payable if the overdue amount had, during the period of non-payment constituted a Loan in the currency of the overdue amount for such successive Interest Periods not exceeding three months of such duration as the Agent may determine (each a "Designated Interest Period").

            (b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

            (c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the weighted average of the cost of funds to the Banks from whatever sources they may select.

            (d) Default interest will be compounded at the end of each Designated Interest Period.

            9.4   Notification

            The Agent shall promptly notify the Borrower, the Borrower's Agent and each Bank of the determination of a rate of interest under this Agreement.

            10.   SELECTION OF OPTIONAL CURRENCIES

            10.1  Availability

            A Borrower may not request that a Loan be denominated in an Optional Currency (other than an Agreed Optional Currency) unless the Agent has confirmed to that Borrower that the Optional Currency is readily available and freely transferable in the London foreign exchange market.

            10.2  Selection

            (a) The Borrower may select the currency of a Loan for an Interest Period in either the relevant Request, or, if such Loan is outstanding, a notice received by the Agent not later than 10.00 a.m. on the third (in the case of a Loan to be denominated in Dollars or an Agreed Optional Currency during that Interest Period) or the fifth (in the cases of a Loan to be denominated in a currency other than Dollars or an Agreed Optional Currency during that Interest Period) Business Day before the commencement of that Interest Period. The Borrower may specify in any such notice whether that Loan is to be denominated in more than one currency, and, if so, the amount in Dollars of each such currency (being an integral multiple of an Original Dollar Amount of $5,000,000 or the balance of the Loan, if more).

            (b) If the Borrower fails to give a notice in respect of an outstanding Loan in accordance with paragraph (a) above, that Loan shall remain denominated for its next Interest Period in the same currency in which it is then denominated.

            (c) Each part of a Loan which is to be denominated in a different currency from any other part of that Loan shall be treated as a separate Loan.

            (d) The Borrower may not choose a currency if as a result the Loans would be denominated at any one time in more than six currencies.

            (e) The Agent shall notify each Bank of the currency of each Loan promptly after it is ascertained.

            10.3  Revocation of currency

            Notwithstanding Clause 10.1 (Availability), if before 10:00 a.m. on the fourth Business Day before the commencement of an Interest Period, the Agent receives notice from a Bank that:-

            (a) it is impracticable for the Bank to fund or make its participation in the Loan in the relevant Optional Currency (other than an Agreed Optional Currency) during that Interest Period; or

            (b) the use of the proposed Optional Currency (other than an Agreed Optional Currency) might contravene any law or regulation,

the Agent shall give notice to the Borrower, the Borrowers' Agent and to the Banks to that effect before 11:00 a.m. on that day and, unless the Borrower, the Borrowers' Agent and the Banks agree otherwise, the Loan shall be denominated in Dollars during that Interest Period.

            11.   AMOUNT OF OPTIONAL CURRENCIES

            11.1  Drawdowns

            If a Loan is to be drawn down in an Optional Currency, the amount of each Bank's participation in that Loan will be determined by converting into that Optional Currency the Bank's participation in the Original Dollar Amount of that Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before its Drawdown Date.

            11.2  Change of currency

            (a) If a Loan is to be continued during its next Interest Period in a different currency (the "new currency") from that in which it is then denominated, such Loan shall be repaid by the Borrower in full at the end of its current Interest Period in the currency in which it is then denominated and, subject to the terms of this Agreement, shall be re-advanced by the Banks forthwith in the new currency.

            (b) If the new currency is Dollars, the amount of each Bank's participation in that Loan will be its participation in the Original Dollar Amount of that Loan for that Interest Period.

            (c) If the new currency is an Optional Currency, the amount of each Bank's participation in that Loan will be determined by converting into the new currency its participation in the Original Dollar Amount of that Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

            11.3  Same Optional Currency

            (a) If a Loan is to be continued during its next Interest Period in the same Optional Currency as that in which it is denominated during its current Interest Period, there shall be calculated the difference between the amount of such Loan (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of such Loan for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Dollar Amount of such Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

            (b) At the end of the current Interest Period (but subject always to paragraph (c) below):-

            (i) if the amount of such Loan for the next Interest Period is less than for the preceding Interest Period, the Borrower shall repay the difference; or

            (ii) if the amount of such Loan for the next Interest Period is greater, each Bank shall forthwith make available to the Agent for the Borrower its participation in the difference.

            (c) If the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against Dollars of less than five percent when compared with the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 11 (Amount of Optional Currencies) "Original Exchange Rate" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:-

            (i) the Interest Period during which such Loan was first denominated in that Optional Currency if such Loan has since then remained denominated in that Optional Currency; and

            (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 11.3.

            11.4  Prepayments and Repayments

            If a Loan is to be repaid or prepaid by reference to an Original Dollar Amount, the amount actually to be repaid or prepaid in the relevant Optional Currency shall be determined by applying to the relevant part of the Original Dollar Amount to be repaid or prepaid the Agent's Spot Rate of Exchange last used for determining the Optional Currency amount of that Loan under Clause 11 (amount of Optional Currencies) or, if applicable, the Original Exchange Rate.

            11.5  Notification

            Except for Optional Currency amounts for a Loan to be drawn down in an Agreed Optional Currency of which the Agent shall notify the Banks in accordance with Clause 5.2 (Requests) the Agent shall notify the Banks, the Borrower and the Borrowers' Agent of Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

            12.   PAYMENTS

            12.1  Place

            All payments by an Obligor or a Bank under this Agreement shall be made to the Agent to its account at such office or bank as it may, at least three Business Days prior to the due date of such payment, notify to that Obligor or Bank for this purpose.

            12.2  Funds

            Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such funds as are customary at the time for the settlement of transactions in the relevant currency in the place for payment.

            12.3  Distribution

            (a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial center of the country of the relevant currency as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

            (b) The Agent may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

            (c) Where a sum is to paid to the Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Part, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

            12.4  Currency

            (a) A repayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

            (b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

            (c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

            (d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Dollars.

            12.5  Set-off and counterclaim

            All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

            12.6  Non-Business Days

            (a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

            (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

            12.7  Partial payments

            (a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under this Agreement, the Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

            (i) first, in or towards payment pro rata of any unpaid costs and expenses of the Agent under this Agreement;

            (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

            (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

            (b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

            (c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

            13.   TAXES

            13.1  Gross-up

            All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes (other than Taxes on Overall Net Income), except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions for or on account of any taxes must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank under the Finance Documents (other than Taxes on Overall Net Income), the Obligor shall (subject to clause 13.2 (c)) pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

            13.2  Forms

            (a) To the extent that at that time any Bank is entitled to complete or partial, as the case may be, exemption from deduction or withholding for or on account of any taxes with respect to all payments to be made by any Obligor under the Finance Documents merely by completing certain forms, that Bank agrees, upon request by such Obligor, to execute and deliver to such Obligor, such forms, if they are required by law or are such as the Obligor may reasonably request. Further, if COBE and/or REN becomes an Additional Borrower, each Bank which is organised under the laws of a jurisdiction outside the US hereby agrees (insofar as it can lawfully do so):

            (i) within 10 days after the date on which COBE and/or REN becomes an Additional Borrower to deliver to COBE and/or REN (as the case may be) and the Agent:-

                  (aa) for the office, if any, identified with such Bank's
            signature which is located in the United States of America, two accurate and complete, original signed copies of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"); or

                  (bb) for the office, if any, identified with such Bank's
            signature below which is located outside the United States of America, two accurate and complete, original signed copies of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that such Bank is on the date hereof entitled to receive all payments under this Agreement through such office free from withholding of US federal income tax; and

            (ii) before or promptly after the occurrence of any event (including the passage of time or designation of an Additional Borrower) requiring the delivery of an additional or replacement Form 4224 or 1001 to deliver to COBE and/or REN (as the case may be) and the Parent, upon the request of COBE, and/or REN), the Parent or the Agent, (if delivery of the same be lawful under then applicable law), two accurate and original signed copies of Form 4224 or 1001 in addition to or replacement for the forms previously delivered by such Bank claiming an exemption from withholding tax or the greatest reduction of withholding tax available under then applicable law.

            (b) Each Bank agrees that, to the extent any form claiming or otherwise establishing complete or partial exemption from withholding and deduction of taxes delivered under this Agreement is incomplete or incorrect in any material respect when delivered or thereafter, such Bank shall execute and deliver complete and correct replacement forms.

            (c) If a Bank fails to comply with paragraph (a) above, such Obligor shall not be obliged to pay additional amounts under Clause 13.1 (Gross-up) in respect of any deduction for or on account of taxes that would not have been made had such Bank complied.

            13.3  Tax receipts

            All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, as soon as reasonably practicable after the payment is made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts (or similar evidence) or copies thereof) that the payment has been duly remitted to the appropriate authority.

            13.4  Tax credits

            (a) If, following the payment by any Obligor of any additional amounts under clause 13.1 (Gross-up), the Agent or any Bank shall determine that it has received or been granted a credit against or remission for any taxes payable by it, the Agent or such Bank shall reimburse such Obligor with such amount as the Agent or such Bank shall in its absolute discretion certify to be the proportion of such credit or remission (if any) as will leave the Agent or such Bank (after such reimbursement) in no worse position than it would have been in had the relevant deduction or withholding not been made. Such reimbursement shall be made promptly upon the Agent or such Bank making any such determination.

            (b)   Nothing in paragraph (a) above shall:

            (i) require the Agent or any Bank to disclose to any Obligor any details of its tax affairs;

            (ii) interfere with the right of the Agent or any Bank to arrange its tax affairs in whatever manner it thinks fit; and

            (iii) neither the Agent nor any Bank shall be under any obligation to claim relief in respect of any payment under Clause 13.1 (Gross-up) in priority to any other reliefs, claims or credits available to it.

            14.   MARKET DISRUPTION

            14.1  Absence of quotations

            If the Agent requests a quotation from the Reference Banks and a Reference Bank does not supply an offered rate by 1.00 p.m. on a Rate Fixing Day, the applicable LIBOR or EIBOR (as the case may be) shall, subject to Clause
14.2 (Market disruption), be determined on the basis of the quotation of the other Reference Banks.

            14.2  Market disruption

            If, on or prior to a Rate Fixing Day:

            (a) the Agent requests a quotation from the Reference Banks and two Reference Banks do not supply an offered rate by 1.00 p.m. on a Rate Fixing Day; or

            (b) the Agent determines that adequate and fair means do not exist for ascertaining LIBOR or EIBOR (as the case may be); or

            (c) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent of that Loan that, in their opinion:-

                  (i) matching deposits are not available to them in the
            relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                  (ii) the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of LIBOR or EIBOR (as the case may be) for the relevant Interest Period,

      the Agent shall promptly notify the Borrower and the Banks of the fact and that this Clause 14 (Market Disruption) is in operation.

            For the purposes of this Clause, "relevant interbank market" means:

                  (1) in the case of all Loans other than a Sterling Loan,
            London; and

                  (2) in the case of a Sterling Loan, such interbank market
            outside the United Kingdom as a Bank may reasonably select for the purpose of funding its participation.

            14.3  Suspension of drawdowns

            If a notification under Clause 14.2 (Market disruption) applies to a Loan which has not been made, the Borrower's Agent may (by notice to the Agent) elect that the Loan shall not be made.

            If the Borrowers' Agent does not so elect and such Loan is made, Clause 14.4 (Alternative basis for outstanding Loans) shall apply thereto. If the Borrowers' Agent does so elect, the Borrowers' Agent and the Agent shall, within five Business Days of the relevant Rate Fixing Day, enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for the borrowing of that and any future Loan made while such circumstances continue. Any alternative basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

            14.4  Alternative basis for outstanding Loans

            If a notification under Clause 14.2 (Market disruption) applies to a Loan which is (or, by virtue of the Borrowers' Agent not making an election under Clause 14.3 (Suspension of drawdowns), which has become) outstanding, then, notwithstanding any other provision of this Agreement:-

            (a) within five Business Days of receipt of the notification, the Borrowers' Agent and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans denominated or to be denominated in the currency of that Loan;

            (b) any alternative basis agreed under paragraph (a) above shall be, with the prior consent of all the Banks, binding on all the Parties;

            (c) if no alternative basis is agreed, each Bank shall (through the Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

            (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Loan from whatever sources it may reasonably select plus the Applicable Margin plus any applicable MLA Costs; and

            (e) each alternative basis so certified shall be binding on the Borrower, the Borrowers' Agent and the certifying Bank and treated as part of this Agreement.

            (f) Any alternative basis for the borrowing of any Loan shall cease as soon as reasonably practicable (as determined by the Agent) after the relevant circumstances have ceased to apply and the normal provisions of this Agreement shall apply thereafter.

            15.   INCREASED COSTS

            15.1  Increased costs

            (a) Subject to Clause 15.2 (Exceptions), the relevant Borrower or, where the increased cost cannot be attributed to a particular Loan, the Borrowers' Agent, shall within 5 Business Days of demand by a Finance Party to the Borrowers' Agent pay to that Finance Party the amount of any increased cost incurred by it as a result of:-

            (i) any change after the date of this Agreement in, or in the official interpretation or application of, any law or regulation; or

            (ii) compliance with any regulation made after the date of this Agreement.

(including any law or regulation relating to reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

            (b) In this Agreement "increased cost" means:-

            (i) an additional cost incurred by a Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

            (ii) that portion of an additional cost incurred by a Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including its participations in the Loans made or to be made under this Agreement as is attributable to it making, funding or maintaining those participations; or

            (iii) a reduction in any amount payable to a Finance Party or in the effective return to a Finance Party under this Agreement on its capital; or

            (iv) the amount of any payment made by a Finance Party, or the amount of any interest or other return foregone by a Finance Party, on or in relation to any amount received or receivable by that Finance Party from the Agent or an Obligor under this Agreement.

            (c) a Finance Party intending to make a claim under paragraph (a) above shall, promptly upon its Facility Office becoming aware of an event by reason of which it is entitled to do so and the possible results thereof, notify the Agent, and the Agent shall promptly notify the Borrower and the Borrowers' Agent of such event. For the purpose of this Clause 15.1 each Bank may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

            15.2  Exceptions

            Clause 15.1 (Increased costs) does not apply to any increased cost:-

            (a)   compensated for by the payment of any MLA Costs;

            (b)   provided for by the operation of Clause 13 (Taxes); or

            (c) attributable to any change in the rate or basis of calculation of Tax on Overall Net Income of a Bank (or tax on the overall net income of a division or branch of the Bank); or

            (d) incurred or suffered by a Bank as a consequence of the implementation of the matters set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards" (as that report is in effect on the date of this Agreement).

            16.   ILLEGALITY

            If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:-

            (a) that Bank may notify the Borrowers' Agent through the Agent accordingly; and

            (b) (i) if so requested by that Bank through the Agent, the Borrower shall forthwith prepay that Bank's participation in all Loans made to it together with all other amounts payable by it to that Bank under this Agreement; and

                (ii) the Bank's undrawn Commitment shall forthwith be cancelled.

            17.   MITIGATION

            If, in respect of any Finance Party, circumstances arise which would or would upon the giving of notice result in:

            (i) the prepayment of its share of any outstanding Loans and the cancellation of its Commitment pursuant to Clause 16 (Illegality); or

            (ii) the payment of additional amounts for its account pursuant to Clause 13.1 (Gross-up); or

            (iii) a claim for payment pursuant to Clause 15.1 (Increased Costs),

or if payments are being made to a finance Party pursuant to Clauses 13.1 (Gross-up) and 15.1 (Increased Costs), then, without in any way limiting, reducing or otherwise qualifying the Obligors' obligations hereunder (and, in particular, the Borrowers' obligations under any of the Clauses referred to in sub-paragraphs (i), (ii), and (iii) above), such Finance Party shall take such steps as such Finance Party in its bona fide opinion considers appropriate to mitigate the effects of such circumstances including (if such Bank considers it so appropriate) the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution willing to participate herein PROVIDED THAT such Finance Party shall be under no obligation to take any such steps if, in its bona fide opinion, such steps would have an adverse effect upon its business, operations or financial condition.

            18.   GUARANTEE

            18.1  Guarantee

            The Parent irrevocably and unconditionally:-

            (a) as principal obligor guarantees to each Finance Party prompt payment by each Borrower (other than the Parent) of all amounts payable by that Borrower under the Finance Documents;

            (b) undertakes with each Finance Party that whenever a Borrower (other than the Parent) does not pay any amount when due under or in connection with any Finance Document, the Parent shall forthwith on demand by the Agent pay that amount as if the Parent instead of the relevant Borrower were expressed to be the principal obligor; and

            (c) agrees to indemnify each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Parent is or becomes unenforceable, invalid or illegal.

            18.2  Continuing guarantee

            This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers (other than the Parent) under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

            18.3  Reinstatement

            (a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Parent under this Clause 18 (Guarantee) shall continue as if the discharge or arrangement had not occurred.

            (b) Each Finance Party may concede or compromise any claim that any payment, security or other dispositions liable to avoidance or restoration.

            18.4  Waiver of defences

            The obligations of the Parent under this Clause 18 (Guarantee) will not be affected by any act, omission, matter or thing which, but for this provision, would reduce release or prejudice any of its obligations under this Clause 18 (Guarantee) or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

            (a) any time or waiver granted to, or composition with, any Borrower (other than the Parent) or other person;

            (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower (other than the Parent) or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

            (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

            (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 18 (Guarantee) shall include each variation or replacement;

            (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Parent's obligations under this Clause 18 (Guarantee) shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

            (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower (other than the Parent) under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Parent's obligations under this Clause 18 (Guarantee) be construed as if there were no such circumstance.

            18.5  Immediate recourse

            The Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Parent under this Clause 18 (Guarantee).

            18.6  Appropriations

            Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may, after an Event of Default which is continuing:-

            (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and neither the Parent nor any Borrower shall be entitled to the benefit of the same; and

            (b) hold in a suspense account any moneys received from the Parent or on account of the Parent's liability under this Clause 18 (Guarantee), which shall bear interest at such Finance Party's best rate for comparable commercial deposits.

            18.7  Non-competition

            Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, the Parent shall not, by virtue of any payment or performance by it under this Clause 18 (Guarantee):-

            (a) exercise any right to be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or exercise any right of contribution or indemnity in respect of any payment made or moneys received on account of the Parent's liability under this Clause 18 (Guarantee);

            (b) claim, rank, prove or vote as a creditor of any Borrower (other than the Parent) or its estate in compensation with any Finance Party (or any trustee or agent on its behalf); or

            (c) receive or exercise the right to claim any payment, distribution or security from or on account of any Borrower (other than the Parent), or exercise any right of set-off as against any such Borrower.

            The Parent shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 18.7.

            18.8  Additional security

            This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

            19.   REPRESENTATIONS AND WARRANTIES

            19.1  Representations and warranties

            Each Obligor makes the representations and warranties set out in this Clause 19 (Representations and warranties) to each Finance Party (subject in each case however, to any qualifications as to matters of law set out in any legal opinion delivered pursuant to this Agreement).

            19.2  Status

            (a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

            (b) It has (as a matter of corporate capacity) the power to own its assets and carry on its business as it is being conducted.

            19.3  Powers and authority

            It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Financial Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

            19.4  Legal validity

            Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms subject, however, to any limitations due to bankruptcy, insolvency, liquidation, re-organisation, limitation and other laws of general application regarding or affecting the rights of creditors and to general equitable principles.

            19.5  Non-conflict

            The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

            (a) conflict with any law or regulation or judicial or official order; or

            (b) conflict with its Articles or Association; or

            (c) conflict with any document which is, to a material extent, binding upon it or any of its assets.

            19.6  No default

            (a) No Default is outstanding or would result from the making of any Loan; and

            (b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on it or any of its assets to an extent or in a manner which would be likely to have material adverse effect on its ability to perform its obligations which (in the sole opinion of the Majority Banks) are material under this Agreement or on the business or financial condition of the Group as a whole.

            19.7  Authorisations

            All authorisations required in connection with the entry into, performance validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

            19.8  Accounts

            In the case of the Parent, the audited consolidated accounts of the Group and the unaudited consolidated income statement of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts):-

            (i) have been prepared in accordance with accounting principles and practices generally accepted in Sweden consistently applied and, in the case of the audited consolidated accounts, audited by an internationally recognised firm of accountants or by Swedish public authorised accountants; and

            (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

and there has been no material adverse change in the consolidated financial condition of the Group, taken as a whole, since the date to which those accounts were drawn up.

            19.9  Litigation

            Except as set out in the Disclosure Letter, no litigation, arbitration or administrative proceedings (other than any frivolous or vexatious claims which are being contested by appropriate proceedings) are current or to its knowledge, pending or threatened, which would, if adversely determined, have a material adverse effect on the ability of an Obligor to perform its obligations under this Agreement or the business or financial condition of the Group as a whole.

            19.10 Times for making representations and warranties

            The representations and warranties set out in this Clause 19 (Representations and warranties) are made by each Obligor or the Parent, as the case may be, on the date of this Agreement and (with the exception of Clauses
19.6 (No default), 19.8 (Accounts) and 19.9 (Litigation)) are deemed to be repeated by each Obligor on the date of each Request, each Drawdown Date and on the first day of each Interest Period and by each Additional Borrower, on the date on which it enters into a Deed of Accession, with reference to the facts and circumstances then existing.

            20.   UNDERTAKINGS

            20.1  Duration

            The undertakings in this Clause 20 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any commitment is in force.

            20.2  Financial Information

            The Parent shall supply to the Agent in sufficient copies for all the Banks:-

            (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years), the audited consolidated accounts of the Group for that financial year;

            (b) as soon as the same are available (and in any event within 120 days of the end of the first half-year of each of its financial years), the unaudited consolidated income statement of the group for that half-year;

            (c) together with the accounts specified in paragraphs (a) and (b) above, a certificate signed by two of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 20.12 (Financial covenants) as at the date to which those accounts were drawn-up; and

            (d) such a certificate stating which members of the Group are Material Subsidiaries whenever there is a change in such Material Subsidiaries and in any event at least once in each financial year together with the accounts specified in paragraph (a) above.

            20.3  Information - Miscellaneous

            The Parent shall (save to the extent that it considers that to do so would be in violation of the applicable rules or requirements of the Stockholm Stock Exchange or any other exchange on which its equity or debt securities are listed) supply to the Agent:-

            (a) all documents despatched by it to its shareholders or creditors generally at the same time as they are despatched;

            (b) promptly upon becoming aware of them, reasonable details of any litigation, arbitration or administrative proceedings (other than any frivolous or vexatious claims, which are being contested by appropriate proceedings) which are current, threatened or pending, and which would if adversely determined, have a material adverse effect on the ability of any Obligor to perform its obligations which (in the sole opinion of the Majority Banks) are material under this Agreement or in the business or financial condition of the Group as a whole; and

            (c) promptly, such further information in the possession or control of the Parent regarding its financial condition and operations (or the financial condition and operations of any member of the Group) as the Agent, or any Bank through the Agent, may reasonably request, in sufficient copies for all of the Banks, if the Agent so requests.

            20.4  Notification of Default

            The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of the same.

            20.5  Compliance certificates

            The Parent shall supply to the Agent:-

            (a) together with the accounts specified in Clause 20.2 (a) (Financial information); and

            (b) promptly at any other time, if the Agent so reasonably requests,

a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

            20.6  Authorisations

            Each Obligor shall promptly obtain, maintain and comply with the terms of any authorisation required under the law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

            20.7  Pari passu ranking

            Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations which are mandatorily preferred by law.

            20.8  Negative pledge

            (a) No Obligor shall, and the Parent shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

            (b)   Paragraph (a) does not apply to:-

            (i) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue or being contested in good faith by appropriate proceedings;

            (ii) any Security Interest created in connection with any loan or credit granted, or guaranteed wholly or partially, by the Swedish Export Credit Corporation or the Swedish Export Credit Board or any other export credit or similar public institution;

            (iii) any Security Interest created in connection with any loan, debt or other obligation (including an obligation under a guarantee) of a member or the Group in respect of borrowed money where the borrowed money is by its terms repayable not more than 12 months after the date on which the member of the Group assumes liability in respect thereof and the purpose of the borrowed money is to meet the funding requirements of that company in the ordinary course of business;

            (iv) any Security Interest over an asset acquired after the date hereof which as not created in contemplation of such acquisition and so long as the outstanding principal amount secured thereby is not increased on or after the date of that acquisition;

            (v) any Security Interest created prior to the date of its acquisition by a company which becomes a member of the Group after the date hereof provided that such Security Interest only secures Financial Indebtedness up to a stated maximum principal amount and was not created in contemplation of such acquisition and so long as the principal committed amount (whether drawn or not) is not increased on or after the date of that acquisition;

            (vi) any Security Interest created in favour of persons providing tender, performance, bid or similar bonds or guarantees relating to or arising out of contracts undertaken in the normal course of business by any members of the Group to secure amounts which may become payable by those persons pursuant to those bonds or guarantees (but not where those bonds or guarantees are issued to facilitate the incurrence of any Financial Indebtedness);

            (vii) any Security Interest created (a) in connection with any loan, debt or other obligation (including an obligation under a guarantee but in each case not having a maturity of longer than twelve months from the date of its creation) of a member of the Group in order to take advantage of interest arbitrage and hedging opportunities where the assets secured comprise cash or debt securities or (b) in the ordinary course of business over cash or debt securities provided as collateral to any bank, financial institution, stock exchange or clearing house for back to back, foreign exchange, swaps or other derivatives transactions;

            (viii) an Security Interest created on any asset acquired or developed by it after the date of this Agreement for the sole purpose of financing that acquisition or development and securing principal monies not exceeding the cost of that acquisition or development;

            (ix) any Security Interest created pursuant to mandatory provisions of Swedish law securing the payment of the purchase price by any member of the Group in favour of minority shareholders of a company or corporation the shares of which are subject to a compulsory sale ("tvangsinlosen") to a member of the Group;

            (x) any Security Interest created in favour of a bank over any clearing or current account in connection with a cash management agreement entered into between that bank and a member of the Group;

            (xi) any Security Interest created by any member of the Group incorporated in Sweden in favour of the Swedish pension fund to which such member of the Group makes contributions (the "Pension Fund") as security in accordance with the Pension Fund's requirement for loans made according to Swedish law by the Pension Fund to that member of the Group;

            (xii) any Security Interest created in connection with any refinancing and in substitution for any Security Interest otherwise permitted under the terms of this Clause 20.8(b) to the extent that such Security Interest relates to the same asset and the principal amount secured by such Security Interest is not more than the principal amount of the indebtedness being refinanced;

            (xiii) any Security Interest disclosed to the Agent prior to the date hereof so long as the maximum principal amount that could be secured thereby was approved by the Agent and is not increased after the date hereof;

            (xiv) any Security Interest consented to by the Majority Banks;

            (xv) any Security Interest created by a member of the Group in favour of the Parent; and

            (xvi) any Security Interest over an asset which does not fall within sub-paragraphs (i) - (xv) above up to but not exceeding an aggregate principal amount secured thereby of an amount equal to ten per cent of Consolidated Total Assets at that time;

            PROVIDED THAT the aggregate amount of all claims in respect of indebtedness for a principal sum which are, at any time, outstanding and secured by any Security Interest (other than a Security Interest created or existing in reliance on sub- paragraphs (i), (vii), (x) or (xv) above) shall not exceed twenty-five per cent of the Consolidated Total Assets at that time.

            For the avoidance of doubt, any transaction which is permitted under this Clause 20.8 shall be deemed not to be prohibited under Clause 20.9 (Transactions similar to security) or 20.10 (Disposals).

            20.9  Transactions similar to security

            (a) No Obligor shall, and the Parent shall procure that no other member of the Group will, except with the prior written consent of the Majority Banks, sell, transfer or otherwise dispose of any of its fixed assets on terms whereby any such assets are or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities (other than in circumstances where such transaction is not entered into primarily as a method of raising finance).

            (b) Paragraph (a) does not apply to any sales, transfers or disposals:

            (i) by a member of the Group to another member of the Group, or

            (ii) of fixed assets with a value not exceeding in aggregate three per cent of the Consolidated Total Assets (calculated at the book value net of depreciation and other similar allowances).

            For the avoidance of doubt, any equipment produced and sold or distributed as commercial agents in the ordinary course of business shall not be regarded as fixed assets (notwithstanding that it is so classified in the Group's financial statements) and any transaction which is permitted under this Clause 20.9 shall be deemed not to be prohibited under Clause 20.8 (Negative pledge) or 20.10 (Disposals).

            20.10       Disposals

            (a) No Obligor shall, and the Parent shall procure that no other member of the Group will, except with the prior written consent of the Majority Banks, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

            (b) Paragraph (a) does not apply to:-

            (i) any disposal made in the ordinary course of business (including the sale with recourse of accounts receivable arising out of the sale of such assets);

            (ii) any disposal of obsolete plant or equipment;

            (iii) any disposal by one member of the Group to another member of the Group;

            (iv) any disposal made on arm's length terms representing fair market value (which shall if so requested by the Agent be confirmed by a valuation carried out by a valuer agreed to by both the Parent and the Agent) (or in default of such agreement appointed by the Agent; and

            (v) any other disposal not within sub-paragraphs (i)-(iv) above where the value of the asset disposed of (when aggregated with the value of all other assets disposed of after the date hereof and for so long as any Commitment or Loan is outstanding hereunder (not within sub-paragraphs
      (i)-(iv) above)) does not exceed 40 per cent. of Consolidated Total Assets (as measured in the latest published financial statements of the Group for the period immediately preceding the disposal).

            For the avoidance of doubt, for the purposes of paragraph (v), the value of an asset shall be equal to its book value net of depreciation and other similar allowances and any transaction which is permitted under this Clause
20.10 shall be deemed not to be prohibited under Clause 20.8 (Negative pledge) or 20.9 (Transactions similar to security).

            20.11 Change of business

            The Parent shall procure that no substantial change is made to the general nature of the business of the Parent or the Group taken as a whole from that carried on at the date of this Agreement.

            20.12 Financial covenants

            (a)   In this Clause 20.12:-

            "Net Interest Expense" means, in relation to any twelve month period, consolidated interest expense less consolidated interest income during that period.

            "Operating Income" means, in relation to any twelve month period, consolidated income before taxes, plus any extraordinary or exceptional losses, less any extraordinary or exceptional gains, plus minority expense less minority income, plus interest expense less interest income, plus foreign exchange losses less foreign exchange gains, plus any other financial costs less any other financial income during that period.

            (b) (i) All the terms used in paragraph (a) above are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

                  (ii) If there is a dispute as to any interpretation of or computation for paragraph (a) above, the interpretation or computation of the Parent's auditors prevails.

            (c) The Parent shall procure that the ratio of Operating Income to Net Interest Expense is not at the end of each half-year of each financial year of the Group, less than 2.2 to 1.

            20.13       Insurance

            Provided that such insurance is available in the market and can be purchased on reasonable terms and conditions, each Obligor shall maintain with reputable insurance companies, funds or underwriters (reasonably believed by each Obligor to be financially sound) adequate insurance of the kinds, covering such risks and in such amounts and with such deductibles (including captive or similar self-insuring arrangements) and exclusions as are consistent with prudent business practice for an entity engaged in businesses similar to those of the Obligors.

            21.   DEFAULT

            21.1  Events of Default

            Each of the events set out in Clauses 21.2 (Non-payment) to 21.15 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

            21.2  Non-payment

            Any Obligor does not pay any amount of principal payable by it under the Finance Documents on the due date or any other amount payable by it under the Finance Documents within three (or, if the reason therefor is technical or administrative error, five) Business Days after the due date, in each case at the place at and in the currency in which it is expressed to be payable.

            21.3  Breach of other obligations

            Any Obligor does not comply with any of its obligations under the Finance Documents (other than those referred to in Clause 21.2 (Non-Payment) and such non-compliance, if capable of remedy, continues unremedied for 30 days after such Obligor received notice thereof from the Agent or, if not capable of remedy, such non-compliance is materially prejudicial (in the sole opinion of the Majority Banks), to the interests of the Banks.

            21.4  Misrepresentation

            A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

            21.5  Cross-default

            (a) Any Financial Indebtedness of any Obligor or a Material Subsidiary is not paid when due or after the expiry of any applicable grace period (but this paragraph (a) shall not apply to non-payment by a member of the Group under any performance or bid bond (or similar instrument) issued by it where there is a bona fide dispute as to its liability); or

            (b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group and discussions with the relevant creditors are arranged with a view to rescheduling or otherwise varying the terms of the Financial Indebtedness in question or considering other remedial action; or

            (c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

            (d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

            (e) steps are taken to enforce any Security Interest securing Financial Indebtedness over any asset of a member of the Group following the occurrence of an enforcement event howsoever described in any relevant document.

            PROVIDED THAT there shall not be an Event of Default under this clause 21.5 unless the aggregate of all amounts at any one time unpaid or in default as a result of events referred to above exceed $15,000,000 (or its equivalent).

            21.6  Insolvency

            (a) Any Obligator or Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due (unless, in the case of a Material Subsidiary, the Parent gives a support letter satisfactory to the auditors so that no qualification is required to be made in relation to the accounts of the Material Subsidiary concerned); or

            (b) any Obligor or Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

            (c) any Obligor or Material Subsidiary, by reason of financial difficulties, begins negotiations with its creditors generally with a view to the readjustment or rescheduling of any of its indebtedness.

            21.7  Insolvency proceedings

            (a) Any step (including petition, proposal or convening a meeting) is taken by any Obligor or Material Subsidiary with a view to a composition, assignment or arrangement with any of its creditors; or

            (b) a meeting of any Obligor or Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed (save where such meeting is called on frivolous or vexatious grounds by a person other than an Obligor or a Material Subsidiary); or

            (c) any person presents a petition (other than a frivolous or vexatious petition) for the bankruptcy, winding-up or for the administration of any Obligor or Material Subsidiary unless the same is discharged within 45 days; or

            (d) any order for the bankruptcy, winding-up or administration of any Obligor or Material Subsidiary is made; or

            (e) any other step (including petition, proposal or convening a meeting but excluding steps taken on frivolous or vexatious grounds or any step taken by a person other than an Obligor or a Material Subsidiary which is discharged within 45 days) is taken with a view to the rehabilitation, administration, custodianship, bankruptcy, liquidation, winding-up or dissolution of any Obligor or Material Subsidiary or any other insolvency proceedings involving any Obligor or Material Subsidiary.

            PROVIDED THAT the solvent winding-up of a Material Subsidiary on terms approved by the Majority Banks (whose approval shall not be unreasonably withheld) shall not be an Event of Default under this or any other Clause.

            21.8  Appointment of receivers and managers

            (a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or Material Subsidiary or any substantial part of its assets; or

            (b) the directors of any Obligor or Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

            (c) any other steps are taken to enforce any Security Interest over any part of the assets of any Obligor or Material Subsidiary and are followed by legal proceedings which are initiated and not discharged within 45 days.

            21.9  Creditors process

            Any attachment, sequestration, distress or execution affects any asset of any Obligor or Material Subsidiary and its not discharged within 45 days.

            21.10 Analogous proceedings

            There occurs, in relation to any Obligor or Material Subsidiary, any event in any relevant jurisdiction which in analogous to any of those mentioned in Clauses 21.6 (Insolvency) to 21.9 (Creditors' process) (inclusive).

            21.11 Cessation of business

            Any Obligor or Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business where this would have a material adverse effect on the business of financial condition of the Group as a whole or on the ability of any Obligor to perform its obligations which (in the sole opinion of the Majority Banks) are material under this Agreement.

            21.12 Unlawness

            It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

            21.13 Guarantee

            The guarantee of the Parent is not effective or is alleged by it to be ineffective for any reason.

            21.14 Ownership of the Borrowers

            Any Borrowers (other than the Parent) is not or ceases to be a Subsidiary of the Parent, unless the Majority Banks consent to the sale of such Borrower.

            21.15 Material adverse change

            Any event or series of events occurs which would be likely to have a material and adverse effect on the business or financial condition of the Group taken as a whole or on the ability of any Obligor to comply with its obligations which (in the sole opinion of the Majority Banks) are material under the Finance Documents.

            21.16 Acceleration

            On and at any time after the occurrence of an Event of Default (for so long as such Event of Default is continuing) the Agent may, and shall if so directed by the Majority Banks, by notice to the Parent:-

            (a) cancel the Total Commitments; and/or

            (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

            (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

            22.   THE AGENT AND THE ARRANGER

            22.1  Appointment and duties of the Agent

            Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent has only those duties which are expressly specified in this Agreement, and those duties are solely of a mechanical and administrative nature.

            22.2  Role of the Arranger

            Except as specifically provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

            22.3  Relationship

            The Relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

            22.4  Majority Banks' directions

            The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in this Agreement. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

            22.5  Delegation

            The Agent may act under the Finance Documents through its personnel and agents whose acts shall be binding upon it.

            22.6  Responsibility for documentation

            Neither the Agent nor the Arranger is responsible to any other Party for:-

            (a) the execution genuineness, validity, enforceability or sufficiency of any Fiance Document or any other documents;

            (b) the collectability of amounts payable under any Finance Document; or

            (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

            22.7  Default

            (a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, or if the officers of the Agent actually engaged in carrying out the agency function under this Agreement acquire actual knowledge of a Default, it shall promptly notify the Banks.

            (b) The Agency may require the receipt of security satisfactory to it from any other Finance party, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

            22.8  Exoneration

            (a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or willful misconduct.

            (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or willful misconduct) by that officer, employee or agent in relation to any Finance Document.

            22.9  Reliance

            The Agent may:-

            (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person:

            (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

            (c) engage, pay for and rely on legal or other professional advisors selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

            22.10 Credit approval and appraisal

            Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

            (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

            (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

            22.11 Information

            (a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

            (b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions Precedent) upon the request and at the expense of that Bank.

            (c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

            (d)   Except as provided above, the Agent has no duty:-

            (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession before, on or after the date of this Agreement; or

            (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

            22.12 The Agent and the Arranger

            (a) If it is also a Bank, each of the Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arranger.

            (b)   Each of the Agent and the Arranger may:-

            (i) carry on any business with an Obligor or its related entities;

            (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

            (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

            22.13 Indemnities

            (a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or willful misconduct.

            (b) A Bank's proportion of the liability set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bears to all the Loans on the date of the demand. If, however, there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

            22.14 Compliance

            (a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

            (b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

            22.15 Resignation of the Agent

            (a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Obligors, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

            (b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may appoint a successor Agent.

            (c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position or the Agent and the term "Agent" will mean the successor Agent.

            (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

            (e) Upon its resignation becoming effective, this Clause 22 (The Agent and the Arranger) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

            (f) Any successor Agent must be acceptable to the Borrower but the Borrower may not unreasonably withhold his acceptance.

            (g) If the Majority Banks so direct, the Agent shall resign and the Majority Banks shall appoint a successor Agent.

            22.16 Banks

            The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s).

            23.   FEES

            23.1  Management fee

            The Parent shall pay to the Agent on the earlier of the first Drawdown Date and the date 10 days after the date hereof a management fee in the amount agreed in the relevant Fee Letter. The management fee shall be distributed by the Agent among the Banks in its sole discretion.

            23.2  Commitment fee

            (a) The Parent shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.10 percent per annum during the period from the date hereof until the fifth anniversary of the date hereof and thereafter 0.1125 percent per annum on the undrawn, uncancelled amount of the Total Commitments. For this purpose, Loans are taken at their Original Dollar Amount.

            (b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment.

            23.3  Agent's fee

            The Parent shall pay to the Agent for its own account an agency fee in the amount agreed in the relevant Fee Letter. The agency fee is payable annually in advance. The first payment of this fee is payable on the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment in is force.

            23.4  VAT

            Any fee referred to in this Clause 23 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Parent at the same time as it pays the relevant fee.

            24.   EXPENSES

            24.1  Initial and special costs

            The parent shall within 5 Business Days of demand pay the Agent and the Arranger the amount of all reasonable out-of-pocket costs and expenses (including legal fees) incurred by either of them in connection with:-

            (a) the negotiation, preparation, printing and execution of:-

                  (i) this Agreement and any other documents (not being a
            document referred to in Clause 29.2 (Transfer by Bank) or 29.3 (Procedure for novations) other than in circumstances where Clause 17 (Mitigation) applies) referred to in this Agreement; and

                  (ii) any other Finance Document executed after the date of this Agreement; and

            (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance document or a document referred to in any Finance Document.

            24.2  Enforcement costs

            Following a Default, the Parent shall forthwith on demand (or within 5 Business Days of demand in the case of preservation costs) pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

            25.   STAMP DUTIES

            The Parent shall pay and forthwith on demand (in the case of enforcement) (or otherwise within 5 Business days of demand) indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

            26.   INDEMNITIES

            26.1  Currency indemnity

            (a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Document or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:-

            (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

            (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

            (iii) the Obligor shall pay to the Finance Party concerned forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

            (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under Finance Document in a currency other than that in which it is expressed to be payable.

            26.2  Other indemnities

            The Parent shall forthwith on receipt of a demand following a default (or otherwise within 5 Business Days of demand) setting out reasonable details of the relevant loss or liability indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:-

            (a) the occurrence of any Default;

            (b) the operation of Clause 21.16 (Acceleration);

            (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest period (as defined in Clause 9.3 (Default interest)) relative to the amount so received; or

            (d) (other than by reason of negligence or default by a Finance Party) a Loan not being made after the Borrower has delivered a Request or a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

            The Parent's liability in each case includes any loss of margin (in the case of paragraph (a) or (b) above applying) or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

            26.3  No restrictions on Obligors

            Nothing in this Agreement shall prevent any Obligor from enforcing any rights it may have against any Finance Party which fails to fulfill its obligations hereunder.

            27.   EVIDENCE AND CALCULATIONS

            27.1  Accounts

            Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

            27.2  Certificates and determinations

            Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

            27.3  Calculations

            Interest (including any applicable MLA Costs) and the fee payable under Clause 23.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest payable on an amount denominated in Sterling only, 365 days.

            28.   AMENDMENTS AND WAIVERS

            28.1  PROCEDURE

            (a) Subject to Clause 28.3 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Parent, the Majority Banks and the Agent. The Agent may effect on behalf of the Majority Banks, an amendment or waiver to which they have agreed.

            (b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

            28.2  Exceptions

            An amendment or waiver which relates to:-

            (a) the definition of "Majority Banks" in Clause 1.1
      (Interpretation);

            (b) an extension of the date for, or a decrease in an amount or a change in the currency of any payment under the Finance Documents;

            (c) an increase in a Bank's Commitment;

            (d) a term of a Finance Document which expressly requires the consent of each Bank; or

            (e) Clause 18 (Guarantee), Clause 29 (Changes to the Parties), Clause 32 (Pro rata sharing) or this Clause 28 (Amendments and waivers),

may not be effected without the consent of each Bank.

            28.3  Waivers and Remedies Cumulative

            The rights of each Finance Party under the Finance Documents:-

            (a) may be exercised as often as necessary;

            (b) are cumulative and not exclusive of its rights under the general law; and

            (c) may be waived only in writing and specifically.

            Delay in exercising or non-exercise of any such right is not a waiver of that right.

            29.   CHANGES TO THE PARTIES

            29.1  Transfers by Obligors

            No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

            29.2  Transfers by Banks

            (a) A Bank (the "Existing Bank") may, with the prior written consent of the Borrowers' Agent (such consent not to be unreasonably withheld), at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another bank or financial institution (the "New Bank").

            Provided that each Bank (so long as it remains a Bank hereunder) shall, subject to the other terms of this Agreement, continue to maintain a Commitment and/or participation in the Facility in an aggregate amount at least equal to US$10,000,000 (or its equivalent) hereunder.

            (b) A transfer of obligations will be effective only if either:-

            (i) the obligations are novated in accordance with Clause 29.3 (Procedure for novations); or

            (ii) the New Bank confirms to the Agent and the Obligors that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

            (c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

            (d) On each occasion an Existing Bank assigns, transfer or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of $500.

            (e) An Existing Bank is not responsible to a New Bank for:-

                  (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

                  (ii) the collectability of amounts payable under any Finance
            Document; or

                  (iii) the accuracy of any statements (whether written or oral)
            made in or in connection with any Finance Document.

            (f) Each New Bank confirms to the Existing Bank and the other Finance parties that it:-

                  (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

            (g) Nothing in any Finance Document obliges an Existing Bank to:-

                  (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

                  (ii) support any losses incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under this Agreement or otherwise.

            (h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

            29.3  Procedure for novations

            (a)   A novation is effected if:-

            (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate substantially in the form of Part I of Schedule 5 (a "Novation Certificate"); and

            (ii)  the Agent executes it.

            (b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

            (c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

                  (i) the Existing Bank and the other Parties (the "existing
            Parties") will be released from their obligations to each other (the "discharged obligations");

                  (ii) the New Bank and the existing Parties will assume
            obligations towards each other which (subject to Clause 39.5 (No extra cost) differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

                  (iii) the rights of the Existing Bank against the existing
            Parties and vice versa (the "discharged rights") will be cancelled; and

                  (iv) the New Bank and the existing Parties will acquire rights against each other which (subject to Clause 29.5 (No extra cost)) differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

            29.4  Reference Banks

            If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the parent) appoint another Bank or an Affiliate of a Bank to replace the Reference Bank.

            29.5  No extra cost

            If:-

            (a) any assignment or transfer of all or any part of the rights or obligations of a Bank pursuant to Clause 29; or

            (b) any change in a Bank's Facility Office,

results, as a result of laws or regulations in force or the subject of a formal government proposal at that time, in amounts becoming due at that time under Clauses 13.1 (Gross-up) or 15 (Increased Costs), then the assignee, transferee, New Bank or Bank, as the case may be, shall be entitled to receive those amounts only to the extent that the assignor, transferor, Existing Bank or Bank, as the case may be, would have been so entitled had there been no such assignment, transfer, or change in Facility Office.

            30.   DISCLOSURE OF INFORMATION

            (a) A Bank may disclose to one of its Affiliates or (subject to prior notification to the Borrower of the identity of such person) any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

            (i) a copy of any Finance Document; and

            (ii) any information which that Bank has acquired under or in connection with any Finance Document.

            (b) A Finance Party shall keep confidential any and all information (except information which is publicly available or in respect of which disclosure is required by law or regulation) relating to the Group or a member of the Group which is disclosed to the Finance Paty for the purpose of or in connection with any Finance Document.

            31.   SET-OFF

            A Finance Party may set off any amount due and owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

            32.   PRO RATA SHARING

            32.1  Redistribution

            If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) ("recovery"), then:-

            (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

            (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

            (c) subject to Clause 32.3 (Exception), the recovering Finance Party shall within three Business Days of demand by the Agent pay to the Agent an amount (the "redistribution") equal to the excess;

            (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

            (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
      (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

            32.2  Reversal of redistribution

            If under Clause 32.1 (Redistribution):-

            (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

            (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 32.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

            32.3  Exception

            (a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 32.1(e) (Redistribution).

            (b) A Finance Party is not entitled to participate in a redistribution if the redistribution results from the proceeds of a judicial enforcement order obtained by the recovering Finance Party and the other Finance Party had adequate notice of and opportunity to participate in the proceedings concerned but did not do so.

            33.   SEVERABILITY

            If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:-

            (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

            (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

            34.   COUNTERPARTS

            This Agreement my be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

            35.   NOTICES

            35.1  Giving of notices

            All notices or other communications under or in connection with this Agreement shall be given in writing or by telex (as between the Finance Parties only) or facsimile. Any such notice will be deemed to be given as follows:-

            (a) if in writing, when delivered;

            (b) if by telex when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

            (c) if by facsimile, when received.

            However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

            35.2  Addresses for notices

            (a) The address, telex number and facsimile number of each Party (other than the Agent and the Parent) for all notices under or in connection with this Agreement are:-

            (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

            (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

            (b) The address, telex number and facsimile number of the Agent are:-

            Banque Nationale de Paris
            59-61 Rue la Fayette
            75009 Paris
            France
            Attention:  COE Gestion Des Credits Financiers

            Telex:            290 181
            Facsimile:        (33-1)40 14 77 85

or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

            (c) The address and facsimile number of the Parent are:

            Gambro AB
            P.O. Box 10101
            S-220 10 Lund
            Sweden
            Attention:  Messrs. Goran Anderberg/Christer Gustavsson

            Facsimile:        46 46 16 96 99

or such other as the Parent may notify to the other Parties by not less than five Business Days' notice.

            (d) All notices from or to an Obligor shall be sent through the Agent.

            (e) The Agent shall promptly upon request from any Party, give to that Party the address, telex number or fax number of any other Party applicable at the time for the purposes of this Clause.

            36.   LANGUAGE

            (a) Any notice given under or in connection with any Financial Document shall be in English.

            (b) All other documents (other than the accounts and the constitutional documents of each Obligor) provided under or in connection with any Financial Document shall be:-

                  (i) in English; or

                  (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

            37.   JURISDICTION

            37.1  Submission to English Courts

            For the benefit of each Finance Party, each Obligor irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with any Finance Document and that, accordingly, any legal action or proceedings arising out of or in connection with any Finance Document ("Proceedings") may be brought in those courts and each Obligor irrevocably submits to the jurisdiction of those courts.

            37.2  Submission to Swedish Courts

            Without prejudice to Clause 37.1 (Submission to English Courts) each Obligor further irrevocably agrees that any Proceedings may be brought in the courts of Sweden and submits to the non-exclusive jurisdiction of such courts.

            37.3  Service of process

            Without prejudice to any other mode of service, each Obligor:-

            (a) irrevocably appoints:

                  (i) Gambro Limited of 124 Station Road, Sidcup, Kent DA15 7AS
            as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

                  (ii) the Parent of Magistratsvagen 16, Box 10101, S-22010 Lund
            as its agent for service of process relating to any proceedings before the courts of the Kingdom of Sweden in connection with any Finance Document;

except where an Obligor is incorporated in the relevant jurisdiction;

            (b) agrees that failure by a process agent to notify the Obligors of the process will not invalidate the proceedings concerned; and

            (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 35.2 (Addresses for notices).

            37.4  Forum convenience and enforcement abroad

            Each Obligor:-

            (a) waives objection to the English and Swedish courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

            (b) agrees that as a judgment or order, other than an interim judgment or order, of an English or Swedish Court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction in accordance with the laws and procedures of that jurisdiction.

            37.5  Non-exclusivity

            Nothing in this Clause 37 (Jurisdiction) limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document in any other court of competent jurisdiction.

            38.   GOVERNING LAW

            This Agreement is governed by English law.

            This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                  SCHEDULE 1

                             BANKS AND COMMITMENTS

Banks                                                       Commitments
                                                                 $


Banque Nationale de Paris, London Branch                    37,500,000

Commerzbank International S.A.                              37,500,000

Enskilda, Skandinaviska Enskilda Banken AB (publ)           37,500,000

Nordbanken AB (publ)                                        37,500,000

The Sanwa Bank, Limited, London Branch/
The Sanwa Bank, Limited, Los Angeles Branch                 37,500,000

Societe Generale                                            37,500,000

Svenska Handelsbanken                                       37,500,000

Union Bank of Switzerland/
Union de Banques Suisses (Luxembourg) S.A.                  37,500,000

                                                      =================

Total Commitments                                     U.S.$300,000,000

                                  SCHEDULE 2

                        CONDITIONS PRECEDENT DOCUMENTS

1.    ALL OBLIGORS

      A copy of the constitutional documents of each Obligor.

2.    PARENT

            (a) A copy of a resolution of the board of directors of the Parent:-

            (i) approving the transactions contemplated by this Agreement and resolving that it execute this Agreement;

            (ii) authorising a specified person or persons to execute this Agreement and the Fee Letter on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

            (b) a power of attorney executed on behalf of the Parent by a person or persons authorised by the resolution referred to in paragraph (a) above;

            (c) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

            (d) a registration certificate not older than four months issued by the Swedish Patent and Registration Office and certified by an offer of the Parent to be a true copy; and

            (e) a certificate of an authorised signatory of the Parent certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.    BORROWER (OTHER THAN THE PARENT)

            (a) A copy of a resolution of the board of directors of each Borrower:-

            (i) approving the transactions contemplated by this Agreement and resolving that it accedes to this Agreement;

            (ii) authorising a specified person or persons to execute a Deed of Accession on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement;

            (b) a power of attorney executed on behalf of the Borrower by a person or persons authorised by the resolution referred to in paragraph (a) above;

            (c) a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above; and

            (d) a legal opinion from a law firm in the jurisdiction of the Borrower addressed to the Finance Parties.

4.    PROCESS AGENTS

            Evidence of acceptance by the process agents referred to in Clause
37.3 of their appointments of that Clause.

5.    OTHER DOCUMENTS

            A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

6.    LEGAL OPINION

            (a) A legal opinion of Vinge, legal advisers in Sweden to the Parent, addressed to the Finance Parties.

            (b) A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties.

7.    PREPAYMENT/CANCELLATION, 1993 AGREEMENT AND 1994 AGREEMENT

            Evidence in writing that a notice of the prepayment of the principal amount of each borrowing outstanding and cancellation of the commitments under the 1993 Agreement and the 1994 Agreement has been served on the appropriate person in accordance with that Agreement that any such prepayment and cancellation will take place contemporaneously with the drawdown of Loans under this Agreement (so long as such amounts or commitment remain outstanding).

                                  SCHEDULE 3

                          CALCULATION OF THE MLA COST

(a) The MLA Cost for a Loan maintained in Sterling for each of its Interest Periods is calculated in accordance with the following formula:-

      [BY + L(Y-X) + S(Y-Z)]/[100 - (B + S)]   % per annum = MLA Cost


where on the day of application of the formula:

B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

X is the rate at which secured Sterling deposits may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)   For the purposes of this Schedule 3:-

            (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

            (ii) "relevant period" in relation to each Interest Period, means:-

                  (A) if it is 3 months or less, that Interest Period; or

                  (B) if it is more than 3 months, each successive period of 3 months and any necessary shorter period comprised in that Interest Period.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g., if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) (i) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks and the Borrower's Agent) shall notify the Banks and the Borrowers' Agent of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                  SCHEDULE 4

                                FORM OF REQUEST

To:    BANQUE NATIONALE DE PARIS as Agent

From:  [BORROWER]

                                                          Date:   [          ]


                                   GAMBRO AB
               U.S.$300,000,000 Facility Agreement dated [DATE]

1.    We wish to borrow a Loan as follows:

            (a)   Drawdown Date: [   ]

            (b)   Facility:  [      ]

            (c)   Original Dollar Amount:  [      ]

            (d)   Currency:  [      ]

            (e)   First Interest Period(s):  [      ]/
                  alternative Interest Period:  [       ]*

            (f)   Payment Instructions:  [      ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

By:

[BORROWER]
Authorised Signatory


* Complete only if the requested Interest Period is of an optional duration. The splitting of Loans is dealt with in Clause 8.4.

                                  SCHEDULE 5

                         FORM OF NOVATION CERTIFICATE

To:    BANQUE NATIONALE DE PARIS AS AGENT

From:  [THE EXISTING BANK] and [THE NEW BANK]

                                                          Date:   [          ]

                                   GAMBRO AB
               U.S.$300,000,000 Facility Agreement dated [DATE]


We refer to Clause 29.3 (Procedure for novations).

1. We [ ] (the "Existing Bank") and [ ] (the "New Bank") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 29.3 (Procedure for novations).

2. The specified date for the purposes of Clause 29.3(c) is [date of novation].

3. The Facility Office and the address for notices of the New Bank for the purposes of Clause 35.2 (Addresses for notices) are set out in the Schedule.

4. This Novation Certificate is governed by English law.

                                 THE SCHEDULE

                     Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[Existing Bank] [New Bank]

By:                     By:

Date:                   Date:

[New Bank]

[Facility Office        Address for notices]

BANQUE NATIONALE DE PARIS

By:

Date:

                                  SCHEDULE 6

                           FORM OF DEED OF ACCESSION

            THIS DEED OF ACCESSION dated [ ] and made between:-

            (1) [     ] (the "Additional Borrower");

            (2) BANQUE NATIONALE DE PARIS as agent (the "Agent") on behalf of itself and the Banks (as defined in the Facility Agreement referred to below);

is supplemental to the revolving credit facility agreement dated [   ], 1995 and
made between Gambro AB, BNP Capital Markets Limited as Arranger, the Banks defined therein and the Agent (the "Facility Agreement").

            NOW THIS DEED WITNESSETH:-

            1.    ACCESSION

            In consideration of the Banks through the Agent agreeing to the Additional Borrower becoming an additional borrower pursuant to Clause 2.4 of the Facility Agreement, the Additional Borrower hereby affirms and ratifies the Facility Agreement and by the execution of this Deed agrees to observe and be bound by the terms and provisions of the Facility Agreement insofar as they apply to Borrowers as if it were an original party to the Facility Agreement.

            2.    INTEGRATION

            This Deed of Accession shall be read as one with the Facility Agreement so that any reference therein to "this Agreement", "hereunder" and similar shall include and be deed to include this Deed of Accession.

            3.    CONDITIONS PRECEDENT

            The obligations of the Agent and each Bank hereunder are subject to the condition that the Agent is satisfied that all appropriate conditions precedent have been fulfilled by the Additional Borrower including, without limitation, the delivery of documents equivalent to those referred to in
Schedule 2 to the Facility Agreement but relating to the Additional Borrower and this Deed of Accession.

            4.    NOTICES

            The Additional Borrower's address for notices and demands under the
Facility Agreement is [   ] (marked for the attention of [   ]) (Telex No. [  ])
(Facsimile No.: [   ]).

            5.    LAW

            This Deed of Accession is governed by English law.

            IN WITNESS WHEREOF the parties hereto have caused this Deed of Accession to be duly executed on the date first written above.



(SIGNED as a deed on behalf of [the            )
Additional Borrower] a company                 )
incorporated in [overseas territory,] by [ ]   )
and [ ], being persons who, in accordance      )
with the laws of that territory are acting     )
under the authority of the company.            )


 ............                             ............



BANQUE NATIONALE DE PARIS
for itself and as Agent for the Banks

By:.....................

                                  SCHEDULE 7

                         APPROVED ADDITIONAL BORROWERS

COBE Laboratories, Inc. (USA)
Gambro GmbH (Germany
Gambro SpA (Italy)
Gambro K.K. (Japan)
Gambro S.A. (France)
Hogamed S.A. (France)
Hospal Industrie S.A. (France)
Hospal Dasco SpA (Italy)
REN Corporation - USA
Sopamed AG (Switzerland)

                                  SIGNATORIES

The Parent

GAMBRO AB

By:   J. Gustavsson           Goran Anderberg


Arranger

BNP CAPITAL MARKETS LIMITED

By:   B. Lavole


Agent

BANQUE NATIONALE DE PARIS

By:   B. Lavole


Banks

BANQUE NATIONALE DE PARIS, LONDON BRANCH

By:   K. Osgood


COMMERZBANK INTERNATIONAL S.A.

By:   B. Lavole


ENSKILDA, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:   B. Lavole

NORDBANKEN AB (publ)

By:   P.J. Detmers-Blom


THE SANWA BANK, LIMITED, LONDON BRANCH

By:   P.J. Detmers-Blom


THE SANWA BANK, LIMITED, LOS ANGELES BRANCH

By:   Agnes Hosie-Lissac


SOCIETE GENERALE

By:   Agnes Hosie-Lissac


SVENSKA HANDELSBANKEN

By:   Agnes Hosie-Lissac


UNION BANK OF SWITZERLAND

By:   Agnes Hosie-Lissac


UNION DE BANQUES SUISSES (LUXEMBOURG) S.A.

By:   Agnes Hosie-Lissac